Exhibit 99.1

Polypore International, Inc. The Gibson Building 11430 North Community House Road Suite 350 Charlotte, NC 28277 Tel: (704) 587-8408 Fax: (704) 587-8752 www.polypore.net

Polypore Reports Strong First Quarter 2010 Results

•                  Achieves revenue of $145.3 million

•                  Adjusted EBITDA increases to $44.0 million

•                  Adjusted EPS increases to $0.31

CHARLOTTE, NC — May 5, 2010 — Polypore International, Inc. (NYSE: PPO) today reported its financial results for the first quarter ended April 3, 2010.

•                  Sales were $145.3 million, an increase of $36.4 million, or 33%, compared with the prior-year period. Excluding the impact of the euro to dollar exchange rate, sales increased 29%.

•                  Adjusted Operating Income was $31.4 million compared with $18.9 million in the prior-year period. A table showing the reconciliation of Adjusted Operating Income to U.S. GAAP amounts is included in this release.

•                  Adjusted Net Income and Adjusted EPS were $14.1 million and $0.31 per diluted share, compared with $4.0 million and $0.09 per diluted share in the prior-year period.  Net income was $17.5 million, or $0.38 per diluted share, which included a gain from the stock sale of the Company’s Italian subsidiary located in Potenza, Italy.  A table showing the reconciliation of Adjusted Net Income and Adjusted EPS to U.S. GAAP amounts is included in this release.

Robert B. Toth, President and Chief Executive Officer, said, “The year is off to a good start and our results reflect strength in all of our businesses. In addition to year over year economic improvement, we are benefitting from continued strong growth in Asia and early sales into Electric Drive Vehicles (EDVs).”

Adjusted EBITDA

Adjusted EBITDA was $44.0 million in the first quarter of 2010 compared with $32.1 million in the first quarter of 2009. Adjusted EBITDA for the twelve months ended April 3, 2010 was $164.8 million.  Adjusted earnings before interest, taxes, depreciation and amortization (“Adjusted EBITDA”), as defined in Polypore’s senior secured credit facility, is reconciled to net income as noted in the attached table.

Energy Storage

In the quarter, sales for the Energy Storage segment were $101.4 million, an increase of $27.7 million, or 38%, compared with the prior-year period (up 34% net of the impact of the euro to dollar exchange rate).

•                  Sales of lead-acid battery separators were $71.0 million, an increase of $14.6 million, or 26%, compared with the prior-year period, driven by global economic improvement and strong continued growth in Asia.

•                  Lithium battery separator sales were $30.4 million, an increase of $13.1 million, or 76%. The increase reflected economic improvement in consumer electronics as well as continued application proliferation and new product launches, including emerging EDVs.

•                  Segment operating income was $19.4 million and 19% of sales compared with $9.2 million and 13% of sales for the prior-year period. The operating income margin improvement was primarily related to higher volumes and production efficiencies, offset somewhat by initial costs from growth investments.  A table showing the reconciliation of segment operating income to consolidated results is included in this release.

Separations Media

In the quarter, sales for the Separations Media segment were $43.9 million, up $8.7 million, or 25%, compared with the prior-year period (up 19% net of the impact of the euro to dollar exchange rate).

•                  First quarter sales of healthcare products were $28.9 million, an increase of $3.9 million, or 16%, due to continued strong demand in hemodialysis and blood oxygenation applications.

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•                  First quarter sales of filtration and specialty products were $15.0 million, an increase of $4.8 million, or 47%, primarily due to business improvement in key applications and strong demand in Asia.

•                  First quarter segment operating income was $12.5 million and 28% of sales compared with $10.0 million and 28% of sales for the prior-year period. A table showing the reconciliation of segment operating income to consolidated results is included in this release.

Outlook

Toth added: “Given the strength of our first quarter results and the applications we serve, we now expect to report year over year improvement in revenue, as well as in Adjusted EBITDA and Adjusted EPS. While it’s early in the year, we are encouraged by the dynamics we see in our business, including continued robust growth of lead-acid battery separators in Asia, fundamental improvements in consumer electronics, sales into EDVs, continued application proliferation in filtration and emerging longer term opportunities in healthcare. The growth prospects in our markets remain exciting, and we are making substantial strategic investments in 2010 to drive meaningful growth in 2011 and beyond.”

Conference Call

Polypore International, Inc. will hold a conference call to discuss the Company’s first quarter financial results and business outlook on Thursday, May 6, 2010 at 9:00 AM Eastern time. The number to call for this interactive teleconference is (631) 291-4583. Enter code 65678659. A replay of the conference call will be available through May 13, 2010, via telephone at (706) 645-9291. Enter code 65678659. The call will also be webcast live and archived for 30 days in the Investor Relations section of the Company’s web site at http://investor.polypore.net/.

In addition, the Company filed a Current Report on Form 8-K with the Securities and Exchange Commission with Supplemental Financial Information that is located on the Company’s web site.

Investor Contact:  Polypore Investor Relations — 704-587-8886 or investorrelations@polypore.net.

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Non-GAAP Supplemental Information

Adjusted EBITDA, Adjusted Operating Income, Adjusted Net Income and Adjusted EPS (earnings per share) are non-GAAP financial measures presented in this press release as supplemental disclosures to net income and reported results.  Adjusted EBITDA is defined in Polypore’s credit agreement and represents earnings before interest, taxes, depreciation and amortization and certain non-operating items, business restructuring costs and other non-cash or non-recurring charges.  In addition, Adjusted EBITDA includes the pro forma impact of acquisitions as if the acquisitions occurred on the first day of the period presented. Polypore defines Adjusted Net Income as income from continuing operations excluding certain items.  Polypore defines Adjusted EPS as Adjusted Net Income divided by the number of diluted shares of common stock outstanding.  For more information regarding the computation of Adjusted EBITDA, Adjusted Operating Income, Adjusted Net Income and Adjusted EPS, the reconciliation of Adjusted EBITDA to net income, Adjusted Net Income to income from continuing operations and Adjusted EPS to earnings per share, please see the attached financial tables.

Polypore presents these non-GAAP financial measures because it believes that they are useful indicators of its operating performance.  Adjusted EBITDA is a measure used in our credit agreement to determine the availability of borrowings under our revolving credit facility.  Polypore’s management also uses Adjusted EBITDA to review and assess its operating performance in connection with employee incentive programs and the preparation of its annual budget and financial projections.  Adjusted Operating Income, Adjusted Net Income and Adjusted EPS exclude amounts that we do not consider part of our ongoing operating results when assessing performance of the Company.  We believe that our non-GAAP financial measures also facilitate the comparison of results for current periods and guidance for future periods with results for past periods.

Adjusted EBITDA, Adjusted Operating Income, Adjusted Net Income and Adjusted EPS are not measurements of financial performance under GAAP and such financial measures should not be considered as an alternative to net income, operating income, cash flows from operating activities or other measures of performance determined in accordance with GAAP.  In addition,

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Polypore’s calculation of these non-GAAP financial measures may not be comparable to the calculation of similarly titled measures reported by other companies.

This release contains statements that are forward-looking in nature. Statements that are predictive in nature, that depend upon or refer to future events or conditions or that include words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “estimates,” and similar expressions are forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results and performance to be materially different from any future results or performance expressed or implied by these forward-looking statements. These factors include the following: the highly competitive nature of the markets in which we sell our products; the failure to continue to develop innovative products; the loss of our customers; the vertical integration by our customers of the production of our products into their own manufacturing process; increases in prices for raw materials or the loss of key supplier contracts; our substantial indebtedness; interest rate risk related to our variable rate indebtedness; our inability to generate cash; restrictions related to the senior secured credit facility; employee slowdowns, strikes or similar actions; product liability claims exposure; risks in connection with our operations outside the United States; the incurrence of substantial costs to comply with, or as a result of violations of, or liabilities under, environmental laws; the failure to protect our intellectual property; the loss of senior management; the incurrence of additional debt, contingent liabilities and expenses in connection with future acquisitions; the adverse impact on our financial condition from restructuring activities; the failure to effectively integrate newly acquired operations; the absence of expected returns from the significant amount of intangible assets we have recorded; the adverse impact from legal proceedings on our financial condition; natural disasters, epidemics, terrorist acts and other events beyond our control; and economic uncertainty and the current crisis in global credit and financial markets. Additional information concerning these and other important factors can be found in Item 1A. “Risk Factors” of our most recent Annual Report on Form 10-K and subsequent reports filed with the Securities and Exchange Commission. Such forward-looking statements speak only as of the date of this press release. Polypore expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in Polypore’s expectations with regard thereto or change in events, conditions or circumstances on which any statement is based.

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Polypore International, Inc.

Condensed Consolidated Statements of Income

(unaudited)

(in millions, except per share data)

	Three Months Ended
	April 3, 2010	April 4, 2009
Net sales	$145.3	$108.9
Cost of goods sold	87.0	65.5
Gross profit	58.3	43.4
Selling, general and administrative expenses	27.2	25.2
Business restructuring	0.5	0.6
Operating income	30.6	17.6
Other (income) expense:
Interest expense, net	12.3	14.1
Gain on sale of Italian subsidiary	(3.3)	—
Foreign currency and other	(0.5)	(0.5)
	8.5	13.6
Income before income taxes	22.1	4.0
Income taxes	4.6	1.0
Net income	$17.5	$3.0

Net income per share - basic	$0.39	$0.07

Net income per share - diluted	$0.38	$0.07

Weighted average shares outstanding - basic	44,445,282	44,374,684
Weighted average shares outstanding - diluted	45,681,835	44,396,392

Polypore International, Inc.

Condensed Consolidated Balance Sheets

(in millions)

	April 3, 2010
	(unaudited)	January 2, 2010 (a)
Assets:
Cash and equivalents	$126.7	$115.0
Accounts receivable, net	97.9	107.1
Inventories	71.5	72.5
Other	16.0	17.2
Current assets	312.1	311.8

Property, plant and equipment, net	381.6	388.0
Goodwill	469.3	469.3
Intangibles and loan acquisition costs, net	160.3	166.0
Other	16.8	17.5

Total assets	$1,340.1	$1,352.6

Liabilities and shareholders’ equity:
Accounts payable and accrued liabilities	$89.8	$77.4
Current portion of debt	3.7	10.9
Other	3.5	0.6
Current liabilities	97.0	88.9

Debt, less current portion	777.4	792.6
Other	155.2	186.8
Total shareholders’ equity	310.5	284.3

Total liabilities and shareholders’ equity	$1,340.1	$1,352.6

(a) Derived from audited consolidated financial statements.

Polypore International, Inc.

Condensed Consolidated Statements of Cash Flows

(unaudited, in millions)

	Three Months Ended
	April 3, 2010	April 4, 2009
Operating activities:
Net income	$17.5	$3.0
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	12.2	12.9
Gain on sale of Italian subsidiary	(3.3)	—
Other adjustments impacting net cash provided by operating activities	1.5	(0.5)
Changes in operating assets and liabilities	19.9	(0.6)
Net cash provided by operating activities	47.8	14.8
Investing activities:
Purchases of property, plant and equipment	(12.0)	(2.6)
Net payments associated with stock sale of Italian subsidiary	(14.9)	—
Net cash used in investing activities	(26.9)	(2.6)
Financing activities:
Principal payments on debt	(8.1)	(1.3)
Proceeds from stock option exercises	0.7	—
Net cash used in financing activities	(7.4)	(1.3)
Effect of exchange rate changes on cash and cash equivalents	(1.8)	2.2
Net increase in cash and cash equivalents	11.7	13.1
Cash and cash equivalents at beginning of period	115.0	83.0
Cash and cash equivalents at end of the period	$126.7	$96.1

Polypore International, Inc.

Supplemental Information

Reconciliation of Adjusted EBITDA

(unaudited, in millions)

	Three Months	Three Months	Twelve Months	Twelve Months
	Ended	Ended	Ended	Ended
	April 3, 2010	April 4, 2009	April 3, 2010	April 4, 2009
Net income (loss)	$17.5	$3.0	$(102.8)	$(25.1)
Add:
Depreciation and amortization expense	12.2	12.9	50.7	54.8
Interest expense, net	12.3	14.1	55.2	58.9
Income taxes	4.6	1.0	7.2	4.1
EBITDA	46.6	31.0	10.3	92.7
Foreign currency loss	(0.6)	(0.7)	(0.5)	(2.4)
Loss on disposal of property, plant and equipment	—	0.1	0.2	1.7
Stock compensation	0.5	0.3	2.5	1.3
Business restructuring	0.5	0.6	21.2	60.4
Goodwill impairment	—	—	131.5	—
Gain on sale of Italian subsidiary	(3.3)	—	(3.3)	—
Pro forma adjustment for Microporous and Yuri-Wide acquisitions	—	—	—	(0.3)
Costs related to the strike at Owensboro, KY facility	—	—	—	6.7
Costs related to the FTC litigation	0.3	0.7	3.2	1.9
Other non-cash or non-recurring items	—	0.1	(0.3)	0.9
Adjusted EBITDA	$44.0	$32.1	$164.8	$162.9

Polypore International, Inc.

Supplemental Information

Reconciliation of Adjusted Net Income and Adjusted EPS

(unaudited)

(in millions, except per share data)

	Three Months Ended
	April 3, 2010	April 4, 2009
Net income	$17.5	$3.0
Add:
Business restructuring	0.5	0.6
Costs related to the FTC litigation	0.3	0.7
Gain on sale of Italian subsidiary	(3.3)	—
Impact of above items on provision for income taxes	(0.9)	(0.3)
Adjusted net income	$14.1	$4.0

Net income per share - basic	$0.39	$0.07
Impact of adjustments on net income per share	(0.07)	0.02
Adjusted earnings per share - basic	$0.32	$0.09

Net income per share - diluted	$0.38	$0.07
Impact of adjustments on net income per share	(0.07)	0.02
Adjusted earnings per share - diluted	$0.31	$0.09

Weighted average shares outstanding - basic	44,445,282	44,374,684
Weighted average shares outstanding - diluted	45,681,835	44,396,392

Polypore International, Inc.

Supplemental Information

Reconciliation of Adjusted Operating Income

(unaudited, in millions)

	Three Months Ended
	April 3, 2010	April 4, 2009
Operating income	$30.6	$17.6
Add:
Business restructuring	0.5	0.6
Costs related to the FTC litigation	0.3	0.7
Adjusted operating income	$31.4	$18.9

Polypore International, Inc.

Supplemental Information

Reconciliation of Segment Operating Income to Income Before Income Taxes

(unaudited, in millions)

	Three Months Ended
	April 3, 2010	April 4, 2009
Operating income:
Energy Storage	$19.4	$9.2
Separations Media	12.5	10.0
Corporate	(0.5)	(0.3)
Total segment operating income	31.4	18.9
Business restructuring	0.5	0.6
Non-recurring costs	0.3	0.7
Total operating income	30.6	17.6
Reconciling items:
Interest expense	12.3	14.1
Gain on sale of Italian subsidiary	(3.3)	—
Foreign currency and other	(0.5)	(0.5)
Income before income taxes	$22.1	$4.0